Exhibit 99.1

Contacts
Pei Hung, DASAN Zhone Investor Relations	DZS Strategic Communications:
Tel: +1 510.777.7386	Matt Glover or Najim Mostamand, CFA
Fax: +1 510.777.7001	Tel: +1 949.574.3860
E: phung@dasanzhone.com	E: dzsi@liolios.com

DASAN Zhone Solutions Reports Strong First Quarter 2019 Financial Results

Oakland, Calif., May 9, 2019 - DASAN Zhone Solutions, Inc. (NASDAQ: DZSI or the "Company" or “DZS”), a global provider of ultra-broadband network access solutions and communications platforms deployed by advanced Tier 1, 2 and 3 service providers and enterprise customers, today reported first quarter results for the period ended March 31, 2019.  The Company also provided its outlook for the three months ending June 30, 2019 and reaffirmed its guidance for the full year ending December 31, 2019.

First Quarter 2019 Financial Performance:

Non-GAAP financial measures are reconciled to the most comparable GAAP measures in the tables set forth at the end of this press release.

($ in mm’s)	Q1 2019	Guidance (provided on March 18, 2019)
Net Revenue (Organic)	$64.5 million	$63-$66 million
% vs. Prior Year (Q1 2018)	8.4%	6%-11%
Net Revenue (including KEYMILE)	$74.1 million	$70-$74 million
% vs. Prior Year (Q1 2018)	24.5%	18%-24%
GAAP Gross Margin %	33.6%	31% to 33%
GAAP Operating Expenses	$25.7 million	Not applicable
Non-GAAP Adjusted Operating Expenses (excl. SBC, D&A, and acquisition related expenses)	$23.6 million	$25.5-$27.0 million
GAAP Net Income (loss) (attributable to DZSI)	$(1.6) million	Not applicable
Diluted EPS (GAAP)	($0.10)	Not applicable
Non-GAAP Net Income (loss) (attributable to DZSI)	$0.8 million	Not applicable
Diluted EPS (non-GAAP)	$0.05	Not applicable
Adjusted EBITDA	$1.8 million	$(3.8)-$(2.6) million

•	Net revenue for the first quarter of 2019 was $74.1 million, which was above the Company’s guidance of $70 million to $74 million and reflected an increase of 24.5% year-over-year.
•

GAAP gross margin for the first quarter of 2019 was 33.6%, which was above the Company's gross margin guidance of 31% to 33% and reflected the immediate and accretive contribution of KEYMILE, an acquisition which closed on January 3, 2019.

•

GAAP net income attributable to DZSI for the first quarter of 2019 totaled a loss of $(1.6) million, or $(0.10) per diluted share.  Non-GAAP net income attributable to DZSI for the first quarter of 2019 totaled $0.8 million, or $0.05 per diluted share.

•

GAAP operating expenses for the first quarter of 2019 were $25.7 million.  Non-GAAP adjusted operating expenses for the first quarter of 2019 were $23.6 million, which was better than the Company's guidance of $25.5 million to $27.0 million.

•

Non-GAAP adjusted EBITDA for the first quarter of 2019 totaled $1.8 million and non-GAAP adjusted EBITDA margin was 2.5%, which exceeded the Company's guidance of $(3.8) million to $(2.6) million.  On a year-over-year basis, non-GAAP adjusted EBITDA for the first quarter of 2019 increased 28.9% from $1.4 million, or 2.4% non-GAAP adjusted EBITDA margin, in the same year-ago period.

•	Total cash and cash equivalents (excluding restricted cash) as of March 31, 2019 were $20.9 million, compared to $27.7 million as of December 31, 2018.

Management Commentary:

"We are encouraged by our first quarter 2019 results, and our outperformance against guidance,” said Yung Kim, CEO of DZS. “Our strong results for the period demonstrate that we are capitalizing on broad-based growth opportunities across multiple markets, product lines, technologies, and customer groups.  In Broadband Access, we are benefitting from emerging markets investing directly into fiber as well as the start of the next generation fiber-based upgrade cycle in fiber-rich countries.  We are also strategically focused in other growth areas, including around 5G, where we have a robust product portfolio and the distinguished reputation of being one of the very first to market with a 5G mobile backhaul solution, as well as fiber in the Enterprise, both of which represent significant growth opportunities for DZS to execute on going forward.”

Michael Golomb, CFO of DZS, said:” We delivered better than expected results in the first quarter, with revenue growing 24.5% year-over-year, reflecting continued strength in Asia Pacific and EMEA regions with KEYMILE contributing to the outperformance.  Strong gross margins, which saw an accretive contribution from KEYMILE, as well as tight cost controls drove a significant outperformance in adjusted EBITDA.  In the quarter, we also made progress in addressing our capital structure by closing on a new long term debt facility, with the proceeds used to strengthen our cash position to support continued growth in our business.”

Business Outlook:

DZS’s business outlook is based on current expectations.  The following statements are forward-looking, and actual results can differ materially based on market conditions and factors set forth under “Forward-Looking Statements” below in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018. Accordingly, undue reliance should not be placed on these projections.

Second Quarter 2019 Guidance:

($ in mm’s)	Q2 2019 Guidance
Net Revenue (including KEYMILE)	$82.5 - $86.0 million
% vs. Prior Year (Q2 2018)	8% - 13%
GAAP Gross Margin %	32.5% to 33.5%
Non-GAAP Adjusted Operating Expenses (excl. SBC and D&A expenses)	$24.5 - $26.0 million
Adjusted EBITDA	$2 - $3 million

•	Revenue of $82.5 million to $86.0 million (+8% to +13% year-over-year growth)
•	GAAP gross margin of 32.5% to 33.5%
•	Non-GAAP adjusted operating expenses of $24.5 million to $26.0 million
•	Adjusted EBITDA of $2 million and $3 million

Guidance for Full Year 2019:

($ in mm’s)	Full Year 2019 Guidance	Delta compared with Outlook provided on 3/18/19
Net Revenue (Organic)	$304-$310 million	Unchanged
% vs. Prior Year (2018)	8%-10%	Unchanged
Net Revenue (including KEYMILE)	$350-$360 million	Unchanged
% vs. Prior Year (2018)	24%-28%	Unchanged
GAAP Gross Margin %	32.5% to 34%	Unchanged
Non-GAAP Adj. Operating Expenses (excl. SBC and D&A expenses)	$97-$102 million	Unchanged
Adjusted EBITDA	$17-$20 million	Unchanged
Adjusted EBITDA Margin (%)	5% to 6%	Unchanged

•	Organic revenue of $304 million to $310 million (+8% to +10% year-over-year growth); Inclusive of KEYMILE, revenue of $350 million to $360 million
•	GAAP gross margin of 32.5% to 34.0%
•	Non-GAAP adjusted operating expenses of $97 million to $102 million
•	Adjusted EBITDA of $17 million to $20 million, or margin of 5% and 6%

Non-GAAP Financial Measures

To supplement DZS's consolidated financial statements presented in accordance with GAAP, DZS uses Adjusted EBITDA, Adjusted EBITDA margin, Non-GAAP net income attributable to DZS and Adjusted Operating Expenses, which are non-GAAP measures DZS believes are appropriate to provide meaningful comparison with, and to enhance an overall understanding of, DZS's past financial performance and prospects for the future. DZS believes these non-GAAP financial measures provide useful information to both management and investors by excluding specific expenses and gains that DZS believes are not indicative of core operating results. Further, Adjusted EBITDA is a measure of operating performance used by management, as well as industry analysts, to evaluate operations and operating performance and is widely used in the telecommunications and manufacturing industries. Other companies in the telecommunications and manufacturing industries may calculate Adjusted EBITDA differently than DZS does.

The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. Reconciliations of net income (loss) to Adjusted EBITDA, net income (loss) attributable to DZS to non-GAAP net income (loss) attributable to DZS and total operating expenses to Adjusted Operating Expenses are provided in tables immediately following the Unaudited Condensed Consolidated Statements of Comprehensive Income (Loss) below.

DZS defines “Adjusted EBITDA” as net income (loss) plus (i) interest expense, net, (ii) provision (benefit) for taxes, (iii) depreciation and amortization, (iv) stock-based compensation, and (v) material non-recurring transactions or events, such as merger and acquisition transaction costs or a gain (loss) on sale of assets or impairment of fixed assets or bargain purchase gain. DZS defines non-GAAP net income attributable to DZS as net income (loss) plus (i) depreciation and amortization, (ii) stock-based compensation, and (iii) material non-recurring transactions or events, such as merger and acquisition transaction costs or a gain (loss) on sale of assets or impairment of fixed assets or bargain purchase gain.  DZS defines Adjusted Operating Expenses as total operating expenses less (i) depreciation and amortization, (ii) stock-based compensation, and (iii) material non-recurring transactions or events, such as merger and acquisition transaction costs or a gain (loss) on sale of assets or impairment of fixed assets.

No reconciliations of the forecasted ranges for Adjusted EBITDA and Adjusted Operating Expenses for the quarter ending June 30, 2019 or year ending December 31, 2019 are included because DZS is unable to quantify certain amounts that would be required to be included in the corresponding GAAP measures without unreasonable effort and DZS believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934.  Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words, and similar expressions are intended to identify forward-looking statements. In addition, statements that refer to projections of earnings, revenue, operating expenses, gross margin, costs or other financial items (including Adjusted EBITDA and Adjusted Operating Expenses) in future periods and to anticipated growth and trends in our business or key markets are forward-looking statements.  Readers are cautioned that actual results could differ materially from those expressed in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, the Company’s ability to realize the anticipated cost savings, synergies and other benefits of its acquisitions, including the KEYMILE acquisition and any integration risks relating thereto; the Company’s ability to raise additional capital to fund existing and future operations or to refinance or repay its existing indebtedness; defects or other performance problems in the Company’s products; any economic slowdown in the telecommunications industry that restricts or delays the purchase of the Company’s products by its customers; commercial acceptance of the Company’s products; intense competition in the communications equipment market; higher than anticipated expenses that the Company may incur; the Company’s ability to execute on its strategy and operating plans; and economic conditions. In addition, please refer to the risk factors contained in the Company’s SEC filings available at www.sec.gov, including without limitation, the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward-looking statements for any reason.

About DASAN Zhone Solutions, Inc.

DASAN Zhone Solutions, Inc. (NASDAQ: DZSI) is a global provider of ultra-broadband network access solutions and communications platforms deployed by advanced Tier 1, 2 and 3 service providers and enterprise customers.  Our solutions are deployed by over 900 customers in more than 80 countries worldwide. Our ultra-broadband solutions are focused on creating significant value for our customers by delivering innovative solutions that empower global communication advancement by shaping the internet connection experience.  Every connection matters, and the first connection to the internet and cloud services applications matters the most. Our principal focus is centered around enabling our customers to connect everything and everyone to the internet-cloud economy via ultra-broadband connectivity solutions. The Company provides a wide array of reliable, cost-effective networking technologies, including: broadband access, mobile backhaul, Ethernet switching with Software Defined Networking (“SDN”) capabilities, new enterprise solutions based on Passive Optical LAN (“POL”), and new generation of SDN/ Network Function Virtualization (“NFV”) solutions for unified wired and wireless networks.

DASAN Zhone Solutions, the DASAN Zhone Solutions logo, and DASAN Zhone Solutions product names are trademarks of DASAN Zhone Solutions, Inc. Other brand and product names are trademarks of their respective holders.  Specifications, products, and/or products names are all subject to change without notice.

DASAN ZHONE SOLUTIONS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Comprehensive Income (Loss)
(In thousands, except per share data)

	Three Months Ended
	March 31, 2019	December 31, 2018	March 31, 2018
Net revenue	$74,089	$74,673	$59,504
Cost of revenue	49,219	51,673	37,769
Gross profit	24,870	23,000	21,735
Operating expenses:
Research and product development	10,184	8,960	8,977
Selling, general and administrative	15,039	13,109	12,394
Amortization of intangible assets	472	131	131
Total operating expenses	25,695	22,200	21,502
Operating income (loss)	(825)	800	233
Interest income	88	61	86
Interest expense	(871)	(408)	(323)
Other income (expenses), net	228	(287)	140
Income (loss) before income taxes	(1,380)	166	136
Income tax (benefit) provision	77	653	(5)
Net income (loss)	(1,457)	(487)	141
Net income attributable to non-controlling interest	181	67	34
Net income (loss) attributable to DASAN Zhone Solutions, Inc.	$(1,638)	$(554)	$107

Earnings (loss) per share attributable to DASAN Zhone Solutions, Inc.:
Basic	$(0.10)	$(0.03)	$0.01
Diluted	$(0.10)	$(0.03)	$0.01
Weighted average shares outstanding:
Basic	16,593	16,575	16,416
Diluted	16,593	16,575	16,626

Reconciliation of Net income (loss) to Adjusted EBITDA:
Net income (loss)	$(1,457)	$(487)	$141
Stock-based compensation	825	723	363
Interest expense, net	783	347	237
Income tax provision (benefit)	77	653	(5)
Depreciation and amortization	1,417	669	699
Non-recurring merger and acquisition costs	337	1,265	-
Inventory step-up amortization	201	-	-
Bargain purchase gain on acquisition	(334)	-	-
Adjusted EBITDA	$1,849	$3,170	$1,435

DASAN ZHONE SOLUTIONS, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(In thousands)

Assets	March 31, 2019	December 31, 2018
Current Assets
Cash and cash equivalents	$20,872	$27,709
Restricted cash	9,165	7,003
Accounts receivable, net	69,645	71,617
Other receivables	13,057	12,988
Contract assets	17,160	11,381
Inventories	39,718	33,868
Prepaid expenses and other current assets	4,706	4,185
Total current assets	174,323	168,751
Property, plant and equipment, net	6,124	5,518
Right-of-use assets from operating leases	21,193	-
Goodwill	3,977	3,977
Intangible assets, net	16,530	5,649
Non-current deferred tax assets	2,685	2,752
Long-term restricted cash	611	936
Other assets	3,883	2,424
Total assets	$229,326	$190,007
Liabilities, Stockholders' Equity and Non-controlling Interest
Current liabilities:
Accounts payable	$37,791	$38,608
Short-term debt	25,081	31,762
Other payables	4,024	3,073
Contract liabilities - current	3,563	8,511
Operating lease liabilities - current	4,261	-
Accrued and other liabilities	13,056	11,517
Total current liabilities	87,776	93,471
Long-term debt	30,319	14,142
Contract liabilities - non-current	1,875	1,801
Deferred tax liabilities	1,041	-
Operating lease liabilities - non-current	18,103	-
Pension liabilities	12,394	-
Other long-term liabilities	1,721	2,739
Total liabilities	153,229	112,153
Stockholders’ equity and non-controlling interest:
Common stock	16	16
Additional paid-in capital	94,017	93,192
Accumulated other comprehensive income	(1,316)	(192)
Accumulated deficit	(17,415)	(15,777)
Total stockholders’ equity	75,302	77,239
Non-controlling interest	795	615
Total stockholders’ equity and non-controlling interest	76,097	77,854
Total liabilities, stockholders’ equity and non-controlling interest	$229,326	$190,007

DASAN ZHONE SOLUTIONS INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Results
(Unaudited, in thousands, except per share data)

	Three Months Ended March 31, 2019
	Cost of Revenue	Gross Profit	Operating Expenses	Operating Income (Loss)	Net Income (Loss) Attributable to DZSI	Net Income (Loss) per Diluted Share Attributable to DZSI
GAAP amount	$49,219	$24,870	$25,695	$(825)	$(1,638)	$(0.10)
Adjustments to GAAP amounts:
Depreciation and amortization	(517)	517	(900)	1,417	1,417	0.08
Stock-based compensation	(10)	10	(815)	825	825	0.05
Non-recurring merger and acquisition costs	-	-	(337)	337	337	0.02
Inventory step-up amortization	(201)	201	-	-	201	0.01
Bargain purchase gain on acquisition	-	-	-	-	(334)	(0.01)
Non-GAAP amount	$48,491	$25,598	$23,643	$1,754	$808	$0.05

	Three Months Ended December 31, 2018
	Cost of Revenue	Gross Profit	Operating Expenses	Operating Income	Net Income (Loss) Attributable to DZSI	Net Income (Loss) per Diluted Share Attributable to DZSI
GAAP amount	$51,673	$23,000	$22,200	$800	$(554)	$(0.03)
Adjustments to GAAP amounts:
Depreciation and amortization	(237)	237	(432)	669	669	0.04
Stock-based compensation	(9)	9	(714)	723	723	0.04
Non-recurring merger and acquisition costs	-	-	(1,265)	1,265	1,265	0.07
Non-GAAP amount	$51,427	$23,246	$19,789	$3,457	$2,103	$0.12

	Three Months Ended March 31, 2018
	Cost of Revenue	Gross Profit	Operating Expenses	Operating Income	Net Income Attributable to DZSI	Net Income per Diluted Share Attributable to DZSI
GAAP amount	$37,769	$21,735	$21,502	$233	$107	$0.01
Adjustments to GAAP amounts:
Depreciation and amortization	(257)	257	(442)	699	699	0.04
Stock-based compensation	-	-	(363)	363	363	0.02
Non-GAAP amount	$37,512	$21,992	$20,697	$1,295	$1,169	$0.07